Exhibit 10.37

SEQUENTIAL BRANDS GROUP, INC.,
2013 STOCK INCENTIVE COMPENSATION PLAN

Notice of Restricted Stock Grant

Participant:	[ ]

Company:	Sequential Brands Group, Inc.

Notice:	You have been granted the following award of Shares of Restricted Stock in accordance with the terms of the Plan, this Notice of Restricted Stock Grant and the Restricted Stock Award Agreement attached hereto as Schedule A (this Notice of Restricted Stock Grant, together with the Restricted Stock Award Agreement, this “Agreement”).

Type of Award:	Restricted Stock

Plan:	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation

Grant:	Date of Grant: [ ]

Total Number of Shares of Restricted Stock:  [ ]

Period of Restriction:	Subject to the terms of the Plan and this Agreement, the Period of Restriction applicable to the Total Number of Shares of Restricted Stock shall commence on the Date of Grant and shall lapse on the dates set forth below as to that percentage of the Total Number of Shares of Restricted Stock set forth below opposite each such date.

Anniversary of Date of Grant	Percentage
First Anniversary
Second Anniversary
Third Anniversary
Fourth Anniversary

Acknowledgement and Agreement: The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

SEQUENTIAL BRANDS GROUP, INC.,		PARTICIPANT

By:		By:
Name:
Title:

Date:		Date:

SEQUENTIAL BRANDS GROUP, INC.,
2013 STOCK INCENTIVE COMPENSATION PLAN

Restricted Stock Award Agreement

This Restricted Stock Award Agreement, dated as of the Date of Grant set forth in the Notice of Restricted Stock Grant (the “Grant Notice”) to which this Restricted Stock Award Agreement is attached as Schedule A, is made between Sequential Brands Group, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

2.	Grant of the Restricted Stock.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Shares of Restricted Stock set forth in the Grant Notice (the “Restricted Stock”).

3.	Period of Restriction.

The Period of Restriction to which the Restricted Stock is subject shall be as set forth in the Grant Notice. The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 11 hereof.

4.	Evidence of Shares; Legend.

The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 4 below.

If, however, during the Period of Restriction the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation (the "Plan") and are subject to forfeiture to Sequential Brands Group, Inc. in accordance with the terms of the Plan and an Agreement between Sequential Brands Group, Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Committee may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.

Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 7 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	Change in Control.

Notwithstanding any other provision of this Agreement, in the event of a “Change in Control” (as defined in the Plan), all shares of Restricted Stock shall become fully vested.

6.	Termination of Service.

In the event that the Participant’s employment is terminated for any reason or under any circumstances, all Restricted Stock for which the Period of Restriction has not lapsed prior to the date of such Termination of Service shall be immediately forfeited.

7.	Taxes and Withholdings.

Upon the date of expiration of the applicable portion of the Period of Restriction, or as of which the value of any Shares of Restricted Stock first becomes includible in the Participant’s gross income for income tax purposes, any taxes of any kind required by law to be withheld with respect to such Shares shall be satisfied by the Company withholding Shares otherwise deliverable to the Participant pursuant to this Agreement (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state and local withholding obligations using the minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date. The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 16 of the Plan.

Notwithstanding the immediately preceding paragraph, in the event the Participant makes an election pursuant to Section 83(b) of the Code, or the value of any Shares of Restricted Stock otherwise becomes includible in the Participant’s gross income for tax purposes prior to the expiration of the applicable Period of Restriction, the Participant shall pay to the Company or an Affiliate as the case may be in cash (or make other arrangements, in accordance with Section 16 of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Company may, in its discretion, cause such withholding obligations to be satisfied, in whole or in part, by accepting a tender of Shares already owned by the Participant (or the Participant and the Participant’s spouse jointly), based on the Fair Market Value of the Shares on the payment date as determined by the Committee. In the event that the Participant elects immediate Federal income taxation with respect to all or any portion of this Restricted Stock Award pursuant to Section 83(b) of the Code, the Participant agrees to deliver a copy of such election to the Company at or prior to filing such election with the Internal Revenue Service.

8.	Rights as a Shareholder.

The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4(c) of the Plan) with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Participant’s book-entry account established under Section 4 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.

9.	No Right to Continued Employment.

Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Restricted Stock hereunder.

10.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 12 hereof.

11.	Compliance with Laws and Regulations.

(a) The Restricted Stock and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

(d) The Participant shall comply with applicable market abuse rules.

12.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

13.	Other Plans.

The Participant acknowledges that any income derived from the vesting of the Restricted Stock shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.